Exhibit 23.5


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of the Registration Statement (No. 333-131254) on Amendment No. 1 to Form S-1 of TrueYou.Com Inc. of our report dated November 30, 2005 relating to the financial statements of Wild Hare Salon, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
March 27, 2006